                                 NEWS RELEASE


                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                              (312) 444-7811   or
                           Dianne Kotsogiannis, Public Relations
Release #01462                  (312) 444-4281      http://www.northerntrust.com



FOR IMMEDIATE RELEASE
---------------------


NORTHERN TRUST CORPORATION REPORTS RECORD 1997 SECOND
QUARTER EARNINGS OF $.65 PER SHARE, UP 20%

(Chicago, July 14, 1997) Northern Trust Corporation reported record net income per common share of $.65 for the second quarter, an increase of 20% from $.54 earned a year ago. Net income increased 19% to a record $75.4 million from the $63.4 million earned in the second quarter of last year. This performance resulted in a return on average common equity of 20%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "Northern Trust is pleased to report the results of another outstanding quarter. The Corporation's two business units performed at record levels. Total revenues increased 14% from 1996 levels, maintaining their double digit pace. This performance was driven by record levels of trust fees, net interest income, and foreign exchange and treasury management revenues which produced positive operating leverage between revenue and expense growth. Our 20% earnings per share growth for the quarter significantly exceeded our strategic financial target for this measure and return on common equity was at the upper end of its 18-20% strategic target. Since June 30, 1996, trust assets under administration grew 28% to $889 billion, with assets under management increasing 25% to $149 billion."

                                    -more-

                     SECOND QUARTER PERFORMANCE HIGHLIGHTS

     Trust fees grew 13% to a record $168.3 million in the quarter compared to $149.2 million last year and represent 49% of total revenues and 75% of noninterest income.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 12% and totaled $81.1 million compared to $72.3 million in the year-ago quarter. The increase in PFS trust fees resulted primarily from exceptionally strong new business throughout Northern Trust's five-state office network and favorable equity markets. The Wealth Management Group, which administers significant family asset pools nationwide, also had excellent performance, with trust fees increasing 31%, and now administers $25.6 billion of trust assets. Total administered personal trust assets increased $7.8 billion since March 31, 1997 and totaled $95.0 billion at June 30, 1997, $55.7 billion of which was under management.

     During the second quarter, Northern Trust expanded its Florida presence by opening the Doral office in Dade County, the twenty-fourth office in that state. With the addition of this new office, Northern Trust's national network of Personal Financial Services offices includes sixty-one locations in Illinois, Florida, California, Arizona and Texas.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 13% and totaled $87.2 million compared to $76.9 million in the year-ago quarter. These fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the second quarter fee growth. Securities lending continued to achieve outstanding results, with fees increasing 35% from the prior year quarter to $19.2 million. Fees from investment management services, including the activities of Northern Trust Global Advisors, Inc., were also strong. The overall increase in C&IS trust fees reflects net new business, moderated by the effect of changing pricing structures for client relationships

                                    -more-
which focus on total client revenues. These revenues increasingly include earnings from custody-related deposits and foreign exchange profits which are not reflected in trust fees. Since March 31, 1997, total C&IS trust assets under administration increased $65.6 billion to $794.3 billion at June 30, 1997, of which $93.7 billion is managed by Northern Trust. Trust assets under administration included approximately $123 billion of global custody assets.

     Foreign exchange trading profits set a record, increasing 58% to $23.9 million from $15.1 million in the year-ago quarter. The record profits resulted from a combination of strong volumes and significant rate volatility. Factors impacting foreign exchange rates during the quarter included the continued uncertainty about the viability of the proposed European monetary union, the strengthening of the Japanese yen in relation to the U.S. dollar, and increased volatility in several of the secondary Asian currencies. Fees from treasury management services were $15.0 million, also a new high, up from $14.5 million in the comparable quarter last year. Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 5% from the second quarter of 1996 to $23.0 million, reflecting the continued growth in business from both new and existing clients. Other operating income declined due to lower balances held at global custodians resulting in a reduction in compensation received.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $117.7 million, up 13% from the $104.3 million reported in last year's second quarter. The increase in net interest income reflects higher levels of noninterest related funds, driven by increases in common equity and demand deposits, and growth in average earning assets primarily driven by a 14% increase in loan volume. Residential mortgage loans accounted for 40% of the volume increase. The net interest margin fell slightly to 2.20% from 2.22% reported in the year-ago quarter.

                                    -more-

     Nonperforming assets of $58.5 million at quarter-end increased from $21.4 million at December 31, 1996 and $40.5 million at June 30, 1996, principally as a result of one borrower's Chapter 11 reorganization filing. Northern Trust's portion of the affected syndicated bank loan is $35.0 million. The overall quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $55.3 million at quarter-end represent .46% of total loans and were covered
2.7 times by the $148.4 million reserve for credit losses. Second quarter net charge-offs, at .02% of average loans, totaled $.5 million. The $.5 million provision for credit losses, down from $4.0 million a year ago, maintained the reserve for credit losses at the prior quarter level.

     Noninterest expenses of $217.0 million were up $24.9 million, or 13%, from the year-ago quarter. The increase was largely attributable to staff-related compensation and higher costs for performance-based compensation. The increase in salaries and benefits resulted from salary adjustments and an 8% increase in staff levels from one year ago required to support growth initiatives and record volumes of new business generated by both PFS and C&IS. In addition, excellent new business development results, record foreign exchange profits, strong corporate earnings, and the price increase in Northern Trust Corporation stock increased performance-based compensation expenses. The noninterest expense increase in the second quarter also reflects a number of new initiatives over the past twelve months, including six additional private banking and trust offices, a new Singapore office and expansion of the global custody network. Staff on a full-time equivalent basis at June 30, 1997 totaled 7,254, up 5% from 6,933 at December 31, 1996 and 8% from 6,698 at June 30, 1996.

                                 BALANCE SHEET

     Balance sheet assets averaged $23.9 billion for the quarter, up 13% from last year's average of $21.0 billion, reflecting growth in loans and money market assets, partially

                                    -more-
offset by a decline in securities. Loans and leases averaged $11.6 billion for the quarter, an increase of $1.4 billion or 14%. Residential mortgages increased $.6 billion or 14% to average $4.8 billion for the quarter and represented 41% of the total loan portfolio at June 30, 1997. Commercial and industrial loans averaged $3.6 billion during the quarter compared to $3.3 billion in the second quarter of 1996. The securities portfolio declined 4% to average $6.5 billion primarily due to a reduction in short-term U.S. Government securities. Money market assets increased from $2.0 billion in last year's second quarter to average $3.4 billion in the current quarter.

     Common stockholders' equity averaged $1.5 billion, up 10% from last year's second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 305,083 shares at a cost of $14.0 million. An additional 3.9 million shares may be purchased after June 30, 1997 pursuant to the share buyback program.

     In April 1997, Northern Trust issued $120 million of Floating Rate Capital Securities through a wholly owned statutory business trust. The securities, which qualify as Tier 1 capital for regulatory purposes, were issued at a discount to yield 67.9 basis points above the three-month London Interbank Offered Rate.

                       SIX MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share increased 19% to $1.26 for the six month period ended June 30, 1997. Net income increased 18% to $147.1 million compared with $124.9 million last year and resulted in a return on average common equity of 20%.

                                    -more-

     Total revenues increased 13% from 1996 levels. Trust fees totaled $326.6 million, up 11% from $293.6 million reported last year. Foreign exchange trading profits totaled $44.3 million, up 61% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 7% to $45.4 million. Net interest income, stated on a fully taxable equivalent basis, totaled $231.8 million, up 12% from the $206.3 million reported last year.

     The provision for credit losses decreased $8.0 million to $1.0 million in 1997. Noninterest expenses were up 12% and totaled $423.5 million compared to $376.6 million a year ago.

                          FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1996 Annual Report to Stockholders and 1997 periodic reports to the SEC, including the section of the Quarterly Report on Form 10-Q for March 31, 1997 captioned "Forward-Looking Information", contains additional information about factors that could affect actual results.

                                     / / /

                          NORTHERN TRUST CORPORATION                             Page 1
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------
                                                            SECOND QUARTER
                                                ---------------------------------------
                                                  1997           1996        % Change *
                                                ---------------------------------------
Net Interest Income (Taxable Equivalent)          $117.7         $104.3            13 %
Less: Taxable Equivalent Adjustment                  8.5            8.8            (3)
                                                ---------      ---------          ----
Net Interest Income                                109.2           95.5            14
Provision for Credit Losses                          0.5            4.0           N/M

Noninterest Income
     Trust Fees                                    168.3          149.2            13
     Treasury Management Fees                       15.0           14.5             4
     Foreign Exchange Trading Profits               23.9           15.1            58
     Security Commissions & Trading Income           6.6            6.4             1
     Other Operating Income                          9.4           10.4            (9)
     Investment Security Transactions                0.0            0.1           N/M
                                                ---------      ---------          ----
Total Noninterest Income                           223.2          195.7            14

Noninterest Expenses
     Salaries                                      107.6           90.0            20
     Pension and Other Employee Benefits            20.5           18.4            11
     Occupancy Expense                              16.4           14.9            10
     Equipment Expense                              14.9           14.1             6
     Other Operating Expenses                       57.6           54.7             5
                                                ---------      ---------          ----
Total Noninterest Expenses                         217.0          192.1            13
                                                ---------      ---------          ----

Income Before Income Taxes                         114.9           95.1            21
Provision for Income Taxes                          39.5           31.7            25
                                                ---------      ---------          ----

NET INCOME                                         $75.4          $63.4            19 %
                                                =========      =========          ====

Net Income Per Common Share
     Primary                                       $0.65          $0.54            20 %
     Fully Diluted                                  0.65           0.54            20

Return on Average Common Equity                    20.01 %        18.47 %
Average Common Equity                           $1,485.7       $1,354.5            10 %
Return on Average Assets                            1.27 %         1.21 %

Common Dividend Declared per Share                 $0.18          $0.16            16 %
Preferred Dividends (millions)                       1.2            1.2           N/M

Average Common Shares Outstanding (000s)
     Primary                                     114,484        114,889
     Fully Diluted                               114,790        115,171
(N/M) Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
Note: Per common share data reflect the two-for-one stock split effected by a 100% common stock distribution on December 9, 1996 to holders of record on December 2, 1996.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                          NORTHERN TRUST CORPORATION                             Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                              SIX MONTHS
                                               ----------------------------------------
                                                  1997           1996        % Change *
                                               ----------------------------------------
Net Interest Income (Taxable Equivalent)          $231.8         $206.3            12 %
Less: Taxable Equivalent Adjustment                 16.5           17.4            (5)
                                                ---------      ---------          ----
Net Interest Income                                215.3          188.9            14
Provision for Credit Losses                          1.0            9.0           N/M

Noninterest Income
     Trust Fees                                    326.6          293.6            11
     Treasury Management Fees                       29.6           27.5             8
     Foreign Exchange Trading Profits               44.3           27.6            61
     Security Commissions & Trading Income          12.5           12.7            (2)
     Other Operating Income                         18.9           22.1           (15)
     Investment Security Transactions                0.6            0.4           N/M
                                                ---------      ---------          ----
Total Noninterest Income                           432.5          383.9            13

Noninterest Expenses
     Salaries                                      209.0          177.7            18
     Pension and Other Employee Benefits            41.6           38.8             7
     Occupancy Expense                              32.5           30.0             8
     Equipment Expense                              29.8           28.1             6
     Other Operating Expenses                      110.6          102.0             8
                                                ---------      ---------          ----
Total Noninterest Expenses                         423.5          376.6            12
                                                ---------      ---------          ----

Income Before Income Taxes                         223.3          187.2            19
Provision for Income Taxes                          76.2           62.3            22
                                                ---------      ---------          ----

NET INCOME                                        $147.1         $124.9            18 %
                                                =========      =========          ====

Earnings Per Common Share
     Primary                                       $1.26          $1.07            18 %
     Fully Diluted                                  1.26           1.06            19

Return on Average Common Equity                    19.96 %        18.41 %
Average Common Equity                           $1,461.6       $1,337.5             9 %
Return on Average Assets                            1.28 %         1.20 %

Common Dividends Declared per Share                $0.36          $0.31            16 %
Preferred Dividends (millions)                       2.4            2.5            (3)

Average Common Shares Outstanding (000s)
     Primary                                     114,567        114,936
     Fully Diluted                               114,838        115,610


                          NORTHERN TRUST CORPORATION                           Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------                                           JUNE 30
                                                          ========================================
                                                            1997           1996         % Change *
                                                          ========================================
Assets
------
   Money Market Assets                                     $3,941.3       $2,345.2            68 %
   Securities                                               7,035.9        6,303.3            12
   Loans and Leases                                        11,958.1       10,405.2            15
                                                          ----------     ----------     ---------
      Total Earning Assets                                 22,935.3       19,053.7            20
   Reserve for Credit Losses                                 (148.4)        (147.4)            1
   Other Nonearning Assets                                  3,264.1        2,844.9            15
                                                          ----------     ----------     ---------
      Total Assets                                        $26,051.0      $21,751.2            20 %
                                                          ==========     ==========     =========

Liabilities and Stockholders' Equity
------------------------------------
   Total Interest-Bearing Deposits                        $11,538.2       $9,992.8            15 %
   Borrowed Funds                                           6,484.1        6,016.4             8
   Senior Notes and Long-Term Debt                          1,365.8          537.1           154
                                                          ----------     ----------     ---------
      Total Interest-Related Funds                         19,388.1       16,546.3            17
   Demand & Other Noninterest-Bearing Deposits              4,352.9        3,275.0            33
   Other Liabilities                                          661.1          436.2            52
                                                          ----------     ----------     ---------
      Total Liabilities                                    24,402.1       20,257.5            20
   Common Equity                                            1,528.9        1,373.7            11
   Preferred Equity                                           120.0          120.0             -
                                                          ----------     ----------     ---------
    Total Liabilities and Stockholders' Equity            $26,051.0      $21,751.2            20 %
                                                          ==========     ==========     =========



AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------                                  SECOND QUARTER
                                                          ========================================
                                                            1997           1996         % Change *
                                                          ========================================
Assets
------
   Money Market Assets                                     $3,371.1       $1,987.2            70 %
   Securities                                               6,514.5        6,755.7            (4)
   Loans and Leases                                        11,610.4       10,176.7            14
                                                          ----------     ----------     ---------
      Total Earning Assets                                 21,496.0       18,919.6            14
   Reserve for Credit Losses                                 (148.4)        (147.3)            1
   Other Nonearning Assets                                  2,512.1        2,255.8            11
                                                          ----------     ----------     ---------
      Total Assets                                        $23,859.7      $21,028.1            13 %
                                                          ==========     ==========     =========

Liabilities and Stockholders' Equity
------------------------------------
   Total Interest-Bearing Deposits                        $11,194.5       $9,983.0            12 %
   Borrowed Funds                                           6,132.0        5,530.2            11
   Senior Notes and Long-Term Debt                            909.0          590.4            54
                                                          ----------     ----------     ---------
      Total Interest-Related Funds                         18,235.5       16,103.6            13
   Demand & Other Noninterest-Bearing Deposits              3,370.9        3,025.5            11
   Other Liabilities                                          647.6          424.5            53
                                                          ----------     ----------     ---------
      Total Liabilities                                    22,254.0       19,553.6            14
   Common Equity                                            1,485.7        1,354.5            10
   Preferred Equity                                           120.0          120.0             -
                                                          ----------     ----------     ---------
Total Liabilities and Stockholders' Equity                $23,859.7      $21,028.1            13 %
                                                          ==========     ==========     =========

                          NORTHERN TRUST CORPORATION                      Page 4
              (Supplemental Consolidated Financial information)

Quarterly Trend Data ($ In Millions)                              1997                                        1996
------------------------------------                            Quarters                                    Quarters
                                                        =========================         ==========================================
                                                          Second          First             Fourth           Third          Second
                                                        =========================         ==========================================
Net Income Summary
------------------
   Trust Fees                                             $168.3         $158.3             $152.6          $148.2          $149.2
   Other Noninterest Income                                 54.9           51.0               48.7            46.6            46.5
   Net Interest Income (Taxable Equivalent)                117.7          114.1              108.4           107.2           104.3
                                                          ------         ------             ------          ------          ------
     Total Revenue (Taxable Equivalent)                    340.9          323.4              309.7           302.0           300.0
  Provision for Credit Losses                                0.5            0.5                0.5             2.5             4.0
  Noninterest Expenses                                     217.0          206.5              200.5           191.8           192.1
                                                          ------         ------             ------          ------          ------
     Pretax Income (Taxable Equivalent)                    123.4          116.4              108.7           107.7           103.9
  Taxable Equivalent Adjustment                              8.5            8.0                7.8             8.4             8.8
  Provision for Income Taxes                                39.5           36.7               33.5            32.8            31.7
                                                          ------         ------             ------          ------          ------
     Net Income                                           $ 75.4         $ 71.7             $ 67.4          $ 66.5          $ 63.4
                                                          ======         ======             ======          ======          ======

Per Common Share
----------------
  Net Income-Primary                                      $ 0.65         $ 0.62             $ 0.58          $ 0.57          $ 0.54
            -Fully Diluted                                  0.65           0.62               0.58            0.57            0.54
  Dividend Declared                                         0.18           0.18               0.18            0.16            0.16
  Book Value (EOP)                                         13.69          13.21              12.80           12.49           12.21
  Market Value (EOP)                                      $48.38         $37.50             $36.25          $32.88          $28.88

Ratios
------
  Return on Average Common Equity                          20.01 %        19.91 %            18.79 %         18.93 %         18.47 %
  Return on Average Assets                                  1.27           1.30               1.28            1.26            1.21
  Net Interest Margin                                       2.20           2.33               2.30            2.26            2.22
  Productivity Ratio*                                        157 %          157 %              154 %           157 %           156 %
  Risk-based Capital Ratios:
     Tier 1                                                  9.6            9.1                8.2             8.4             8.4
     Total (Tier 1 + Tier 2)                                12.9           12.6               11.9            12.3            11.7
     Leverage                                                7.2            6.9                6.4             6.3             6.2

Trust Assets ($ in Billions)-EOP
--------------------------------
  Corporate                                               $794.3         $728.7             $693.7          $641.9          $616.2
  Personal                                                  95.0           87.2               85.2            80.8            76.7
                                                          ------         ------             ------          ------          ------
     Total Trust Assets                                   $889.3         $815.9             $778.9          $722.7          $692.9
                                                          ======         ======             ======          ======          ======
  Memo: Managed Assets                                     149.4          136.3             $130.3          $124.3           119.9

Asset Quality ($ in Millions)-EOP
---------------------------------
  Nonaccrual Loans                                        $ 55.3         $ 21.7             $ 19.5          $ 33.3          $ 38.9
  Other Real Estate Owned (OREO)                             3.2            2.2                1.9             4.4             1.6
                                                          ------          -----             ------          ------          ------
     Total Nonperforming Assets                           $ 58.5        $  23.9             $ 21.4          $ 37.7          $ 40.5
                                                          ======        =======             ======          ======          ======
     Nonperforming Assets/Loans & OREO                      0.49 %         0.21 %             0.20 %          0.35 %          0.39 %

  Net Charge-offs                                         $  0.5         $  0.4             $  0.6          $  2.5          $  3.8
  Net Charge-offs (Annualized) to Avg Loans                 0.02 %         0.02 %             0.02 %          0.09 %          0.15 %

  Reserve for Credit Losses                               $148.4         $148.3             $148.3          $147.4          $147.4
  Reserve to Nonaccrual Loans                                268 %          686 %              761 %           442 %           379 %

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis before the provision for credit losses, divided by noninterest expenses.